Exhibit 99

Corning Reports Third-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page One

FOR RELEASE –– OCTOBER 23, 2018

Corning Reports Third-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Sales growth of 16%, significant margin expansion, and improved full-year outlook

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced results for its third-quarter 2018 ended Sept. 30, 2018.

News Summary:

•	Excellent third-quarter results with year-over-year sales and profit growth in each of the company’s businesses
-	GAAP and Core sales of $3 billion, up 15% and 16% respectively year over year
-	GAAP EPS of $0.67, up 72% year over year
-	Core EPS of $0.51, up 28% year over year
•	All businesses contributed to strong third-quarter growth and margin expansion
-	Highlights included year-over-year sales increases of 22% for Optical Communications; 19% for Environmental Technologies; and 23% for Specialty Materials
-

Display Technologies sales and profits grew year over year as glass pricing remained moderate, reaching the important milestone of a mid-single-digit percentage decline year-over-year, and the Gen 10.5 capacity ramp continued successfully

-	As expected, core gross margin expanded to 42%, a significant improvement over the first half of 2018 and last year; GAAP gross margin was 41%.
•	Company now expects sales to exceed $11.3 billion for the full year and 42% gross margin in the fourth quarter as strength continues in all businesses
•	Returned an additional $542 million to shareholders, raising total distributions to $11.4 billion since the Strategy & Capital Allocation Framework was announced in October 2015

“We had an excellent quarter, with 16% sales growth and 28% EPS growth,” said Wendell P. Weeks, chairman, chief executive officer, and president. “These results demonstrate a step change in our earnings power created by investments in innovation and capacity. Our annualized sales run rate now exceeds $12 billion, growth is accelerating, and our margins are expanding. Execution across the company is outstanding.”

Strategy and Capital Allocation Framework Progress

Corning’s Framework outlines the company’s 2016-2019 leadership priorities. Under the Framework, Corning plans to deliver more than $12.5 billion to shareholders while investing $10 billion in growth opportunities. Since the Framework was announced in October 2015, the company has returned $11.4 billion to shareholders, including $542 million in the third quarter.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports Third-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Two

Corning continues to make excellent progress on its focused portfolio objectives, keeping the company on track to fully achieve its Strategy and Capital Allocation Framework goals. Highlights of the company’s progress include:

•

Increased customer commitments in Optical Communications that support accelerated capacity expansion and share growth; business continued to progress faster than expected toward goal of
$5 billion in annual sales by 2020

•

Extended cover glass market leadership with successful launch and adoption of Corning®  Gorilla®  Glass 6, expanded use of Gorilla Glass for fronts and backs of devices, and innovations in wearables and other new device categories across the global mobile consumer electronics industry

•	Sustained leadership in gasoline particulate filters and glass innovation to help auto manufacturers transform their industry
-

Successfully partnered with majority of leading automakers to equip vehicles with gasoline particulate filters to meet European regulations now in effect; announced supply agreement with Changan Automobile, one of the largest Chinese automakers, for gasoline particulate filters to meet upcoming China regulations

-

Strong alignment with efforts to make cars more connected, efficient, and autonomous resulted in increased pull for collaboration from leading OEMs, with Corning Gorilla Glass for Automotive having been awarded more than 50 platforms globally to date

•	Increased shipments of Corning Valor® Glass threefold over last year as multiple customers pursue trials for certification of Valor Glass
•

Delivered stable returns in Display: extended market leadership and exceeded display glass market growth with successful ramp of Gen 10.5 facility; pricing continued to improve and reached the important milestone of a mid-single-digit percentage decline year-over-year, and company expects its full-year 2019 price declines to further improve from 2018

Third-Quarter 2018 Results and Comparisons

(In millions, except per-share amounts)

	Q3 2018	Q2 2018	% change	Q3 2017	% change
GAAP Net Sales	$3,008	$2,747	10%	$2,607	15%
GAAP Net Income	$625	$738	(15%)	$390	60%
GAAP EPS	$0.67	$0.78	(14%)	$0.39	72%
Core Sales*	$3,045	$2,759	10%	$2,635	16%
Core Earnings*	$476	$359	33%	$403	18%
Core EPS*	$0.51	$0.38	34%	$0.40	28%

*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports Third-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Three

Segment Results and Outlook

“In the third quarter, all businesses delivered excellent results, with year-over-year sales and profit growth in each. We expect very strong performance again for the fourth quarter and full year, and now expect to exceed $11.3 billion in sales for 2018. Having passed an inflection point, we are gaining momentum and plan to build on that going forward,” said Tony Tripeny, senior vice president and chief financial officer. “Putting it all together, we are now seeing our four-year, $10 billion, investment drive growth and extend our leadership. We are also rewarding investors by returning more than $12.5 billion, which compounds the benefit of our future growth for long-term shareholders.”

Display Technologies:

	Q3 2018	Q2 2018	% change	Q3 2017	% change
Net Sales	$852	$780	9%	$795	7%
Net Income Before Tax	$275	$243	13%	$267	3%
Net Income	$218	$192	14%	$211	3%

Third-quarter Display Technologies net sales were $852 million and net income was $218 million, both up sequentially and year over year. Corning reached the important milestone of annual display glass price declines improving to a mid-single digit percentage in the third quarter. The company expects the pricing improvement trend to continue in the fourth quarter, and expects its full-year 2019 price declines to further improve from 2018.

Corning expects fourth-quarter display glass market volume to grow by a low-single-digit percentage sequentially, and full-year glass market volume growth of a mid-single-digit percentage, as television screen size growth continues. The company expects its display glass volume to grow faster than the market in the fourth quarter and the full year, driven by the Gen 10.5 ramp up.

Optical Communications:

	Q3 2018	Q2 2018	% change	Q3 2017	% change
Net Sales	$1,117	$1,023	9%	$917	22%
Net Income Before Tax	$214	$191	12%	$167	28%
Net Income	$168	$150	12%	$132	27%

Optical Communications third-quarter net sales were up 22% year over year and exceeded $1 billion for the second consecutive quarter. Sales growth was driven by strong demand from both data center and carrier customers, and the acquisition of 3M’s Communication Markets Division. Net income was up 27% year over year, as capital investments yielded clear benefits.

Strong growth is expected to continue in the fourth quarter, as additional capacity ramps, and the company supplies large projects underway at multiple customers in both the carrier and data center businesses. Fourth quarter sales are expected to be up by a low-single digit percentage sequentially, resulting in year-over-year sales growth slightly better than the third quarter. For full-year 2018, sales are expected to increase by a high-teens percentage over last year, with organic growth in the low teens and approximately $200 million in sales from the acquisition of 3M’s Communication Markets Division.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports Third-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Four

Specialty Materials:

	Q3 2018	Q2 2018	% change	Q3 2017	% change
Net Sales	$459	$343	34%	$373	23%
Net Income Before Tax	$147	$81	81%	$108	36%
Net Income	$116	$64	81%	$86	35%

In Specialty Materials, third-quarter net sales were $459 million, up 23% year over year and ahead of company expectations, driven by strong pull for glass innovations. Net income was $116 million, up 35% year over year.

Fourth-quarter sales are expected to be consistent with the fourth quarter of 2017, which was Specialty Materials’ highest sales quarter last year. For the full year, Specialty Materials sales are expected to grow by a mid-single digit percentage year over year, after an exceptionally strong year of 25% growth in 2017.

Environmental Technologies:

	Q3 2018	Q2 2018	% change	Q3 2017	% change
Net Sales	$331	$317	4%	$277	19%
Net Income Before Tax	$76	$68	12%	$51	49%
Net Income	$60	$54	11%	$40	50%

Environmental Technologies third-quarter net sales were $331 million, up 19% year over year. Third-quarter net income grew more than sales. Results benefited from volume growth in all product categories as well as strong performance in manufacturing operations.

This strong performance is expected to continue in the fourth quarter, with sales growth up by a high-single digit percentage year over year. For full-year 2018, Environmental Technologies sales are expected to be up by a mid-teens percentage over last year.

Life Sciences:

	Q3 2018	Q2 2018	% change	Q3 2017	% change
Net Sales	$231	$245	(6%)	$223	4%
Net Income Before Tax	$38	$39	(3%)	$32	19%
Net Income	$30	$31	(3%)	$25	20%

In Life Sciences, third-quarter 2018 net sales increased 4% and net income grew 20% year over year.

Fourth-quarter sales are expected to grow by a low-to-mid single digit percentage year over year. For the full-year 2018, sales are expected to grow by a mid-to-high single digit percentage over last year, continuing to outpace overall market growth.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports Third-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Five

Upcoming Investor Events

On Nov. 27, Corning will attend the Credit Suisse Technology, Media, and Telecom Conference in Scottsdale. And, on Dec. 6 Corning will attend the Barclays Global Technology, Media and Telecommunications Conference in San Francisco.

Third-Quarter Conference Call Information

The company will host its third-quarter conference call on Tuesday, Oct. 23, at 8:30 a.m. EDT. To participate, please call toll free (800) 230-1074 or for international access call (612) 234-9960 approximately 10-15 minutes prior to the start of the call. The leader is Ann Nicholson. To listen to a live audio webcast of the call, go to Corning’s investor relations website at investor.corning.com, click on “Events and Presentations” under the “News and Events” tab and select the third-quarter conference call. A webcast replay will be available following the call.

Presentation of Information in this News Release

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on Corning’s investor relations website at investor.corning.com, by clicking “Quarterly Results” under the “Financials” tab. These reconciliations also accompany this news release.

Caution Concerning Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effects of acquisitions, dispositions and other similar transactions by the Company, the effect of global business, financial, economic and political conditions; tariffs and import duties; currency fluctuations between the U.S. dollar and other currencies, primarily the Japanese yen, New Taiwan dollar, euro, Chinese yuan, and South Korean won; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; possible disruption in commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, or major health concerns; unanticipated disruption to equipment, facilities, IT systems or operations; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; retention of key personnel; customer ability, most notably in the Display Technologies segment, to maintain profitable operations and obtain financing to fund their ongoing operations and manufacturing expansions and pay their receivables when due; loss of significant customers; changes in tax laws and regulations including the Tax Cuts and Jobs Act of 2017; and the potential impact of legislation, government regulations, and other government action and investigations.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports Third-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Six

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a more than 165-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries.

Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display technology, automotive, and life sciences vessels. Corning's industry-leading products include damage-resistant cover glass for mobile devices; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for state-of-the-art communications networks; trusted products to accelerate drug discovery and delivery; and clean-air technologies for cars and trucks.

Media Relations Contact:
M. Elizabeth Dann
(607) 974-4989
dannme@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018		2017	2018		2017
Net sales	$3,008		$2,607	$8,255		$7,479
Cost of sales	1,776		1,557	4,996		4,491

Gross margin	1,232		1,050	3,259		2,988

Operating expenses:		.			.
Selling, general and administrative expenses	439		375	1,352		1,072
Research, development and engineering expenses	244		215	728		623
Amortization of purchased intangibles	27		18	68		53

Operating income	522		442	1,111		1,240

Equity in earnings of affiliated companies	32		31	102		148
Interest income	7		10	29		33
Interest expense	(45)		(37)	(140)		(112)
Translated earnings contract gain (loss), net	230		26	66		(193)
Other income (expense), net	12		7	(11)		(25)

Income before income taxes	758		479	1,157		1,091
Provision for income taxes	(133)		(89)	(383)		(176)

Net income attributable to Corning Incorporated	$625		$390	$774		$915

Earnings per common share attributable to Corning Incorporated:
Basic	$0.75		$0.41	$0.85		$0.93
Diluted	$0.67		$0.39	$0.82		$0.89

Dividends declared per common share	$0.18		$0.155	$0.54		$0.465

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
Assets

Current assets:
Cash and cash equivalents	$1,903	$4,317
Trade accounts receivable, net of doubtful accounts and allowances	1,973	1,807
Inventories, net of inventory reserves	1,921	1,712
Other current assets	835	991
Total current assets	6,632	8,827

Investments	322	340
Property, plant and equipment, net of accumulated depreciation	14,345	14,017
Goodwill, net	1,930	1,694
Other intangible assets, net	1,309	869
Deferred income taxes	831	813
Other assets	1,023	934

Total Assets	$26,392	$27,494

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$252	$379
Accounts payable	1,092	1,439
Other accrued liabilities	1,768	1,391
Total current liabilities	3,112	3,209

Long-term debt	5,056	4,749
Postretirement benefits other than pensions	701	749
Other liabilities	3,545	3,017
Total liabilities	12,414	11,724

Commitments, contingencies and guarantees
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1.7 billion and 1.7 billion	856	854
Additional paid-in capital – common stock	14,201	14,089
Retained earnings	16,186	15,930
Treasury stock, at cost; Shares held: 914 million and 850 million	(18,517)	(16,633)
Accumulated other comprehensive loss	(1,136)	(842)
Total Corning Incorporated shareholders’ equity	13,890	15,698
Noncontrolling interests	88	72
Total equity	13,978	15,770

Total Liabilities and Equity	$26,392	$27,494

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash Flows from Operating Activities:
Net income	$625	$390	$774	$915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	291	276	895	799
Amortization of purchased intangibles	27	18	68	53
Equity in earnings of affiliated companies	(32)	(31)	(102)	(148)
Dividends received from affiliated companies	101	34	106	101
Deferred tax provision (benefit)	7	14	53	(62)
Customer incentives and deposits	107		691
Translated earnings contract (gain) loss	(230)	(26)	(66)	193
Unrealized translation loss (gain) on transactions	14	(70)	52	(264)
Changes in certain working capital items:
Trade accounts receivable	(156)	(92)	(197)	(190)
Inventories	(42)	(56)	(235)	(166)
Other current assets	(6)	(9)	(36)	(109)
Accounts payable and other current liabilities	240	194	94	(123)
Other, net	(3)	3	(119)	117
Net cash provided by operating activities	943	645	1,978	1,116

Cash Flows from Investing Activities:
Capital expenditures	(452)	(486)	(1,629)	(1,247)
Purchase of equipment for related party	(63)		(63)
Acquisition of businesses, net of cash received	(10)	(133)	(804)	(171)
Proceeds from settlement of initial contingent consideration asset			196
Realized gains on translated earnings contracts	26	50	62	199
Other, net	(12)	(15)	(28)	1
Net cash used in investing activities	(511)	(584)	(2,266)	(1,218)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt			(375)
Proceeds from issuance of long-term debt, net		702	596	702
Principal payments under capital lease obligations	(1)		(2)	(1)
Payments of employee withholding tax on stock awards	(2)	(3)	(12)	(14)
Proceeds from the exercise of stock options	31	23	74	275
Repurchases of common stock for treasury	(397)	(1,019)	(1,880)	(2,064)
Dividends paid	(169)	(160)	(517)	(493)
Net cash used in financing activities	(538)	(457)	(2,116)	(1,595)
Effect of exchange rates on cash	(14)	72	(10)	271
Net decrease in cash and cash equivalents	(120)	(324)	(2,414)	(1,426)
Cash and cash equivalents at beginning of period	2,023	4,189	4,317	5,291
Cash and cash equivalents at end of period	$1,903	$3,865	$1,903	$3,865

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of basic and diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income attributable to Corning Incorporated	$625	$390	$774	$915
Less: Series A convertible preferred stock dividend	24	24	73	73
Net income available to common stockholders – basic	601	366	701	842
Add: Series A convertible preferred stock dividend	24	24	73	73
Net income available to common stockholders – diluted	$625	$390	$774	$915

Weighted-average common shares outstanding - basic	805	883	824	905
Effect of dilutive securities:
Stock options and other dilutive securities	10	11	9	11
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	930	1,009	948	1,031
Basic earnings per common share	$0.75	$0.41	$0.85	$0.93
Diluted earnings per common share	$0.67	$0.39	$0.82	$0.89

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Core earnings attributable to Corning Incorporated	$476	$403	$1,134	$1,179
Less: Series A convertible preferred stock dividend	24	24	73	73
Core earnings available to common stockholders - basic	452	379	1,061	1,106
Add: Series A convertible preferred stock dividend	24	24	73	73
Core earnings available to common stockholders - diluted	$476	$403	$1,134	$1,179

Weighted-average common shares outstanding - basic	805	883	824	905
Effect of dilutive securities:
Stock options and other dilutive securities	10	11	9	11
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	930	1,009	948	1,031
Core basic earnings per common share	$0.56	$0.43	$1.29	$1.22
Core diluted earnings per common share	$0.51	$0.40	$1.20	$1.14

© 2018 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures provided by our consolidated financial statements to exclude specific items to arrive at core performance measures.  These items include gains and losses on our translated earnings contracts, acquisition-related costs, certain discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Additionally, Corning has adopted the use of constant currency reporting for our Display Technologies and Specialty Materials segments for the Japanese yen, South Korean won, Chinese yuan and New Taiwan dollar currencies.  The Company believes that the use of constant currency reporting allows investors to understand our results without the volatility of currency fluctuations, and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on our earnings and cash flows.  Corning also believes that reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.

These measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for, GAAP reporting measures.  With respect to the Company’s outlooks for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast the movement of the Japanese yen, South Korean won, Chinese yuan or New Taiwan dollar against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control.  As a result, the Company is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures” below.  See “Items which we exclude from GAAP measures to arrive at Core performance measures” for details on core performance measures.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CORE PERFORMANCE MEASURES

(Unaudited; amounts in millions, except per share amounts)

	Three months ended
	September 30, 2018	June 30, 2018	September 30, 2017
Core net sales	$3,045	$2,759	$2,635
Core gross margin	$1,280	$1,123	$1,087
Gross margin %	42%	41%	41%
Core selling, general and administrative expenses	$420	$391	$375
% of Core net sales	14%	14%	14%
Core research, development and engineering expenses	$243	$242	$215
% of Core net sales	8%	9%	8%
Core gross equity earnings	$32	$32	$32
Core income before income taxes	$595	$460	$492
Core earnings	$476	$359	$403
Core earnings per share	$0.51	$0.38	$0.40
Weighted-average shares outstanding	930	943	1,009

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures” below.  See “Items which we exclude from GAAP measures to arrive at Core performance measures” for details on core performance measures.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended September 30, 2018

(Unaudited; amounts in millions, except per share amounts)

	Three Months Ended September 30, 2018
			Income before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$3,008	$32	$758	$625	17.5%	$0.67
Constant-currency adjustment (1)	37		42	46		0.05
Translation gain on Japanese yen-denominated debt (2)			(30)	(23)		(0.02)
Translated earnings contract gain (3)			(232)	(171)		(0.18)
Acquisition-related costs (4)			37	29		0.03
Discrete tax items and other tax-related adjustments (5)				(40)		(0.04)
Litigation, regulatory and other legal matters (6)			11	8		0.01
Restructuring, impairment and other charges (7)			9	2
Core performance measures	$3,045	$32	$595	$476	20.0%	$0.51

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended September 30, 2017

(Unaudited; amounts in millions, except per share amounts)

	Three Months Ended September 30, 2017
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$2,607	$31	$479	$390	18.6%	$0.39
Constant-currency adjustment (1)	28	1	34	28		0.03
Translation gain on Japanese yen-denominated debt (2)			(14)	(9)		(0.01)
Translated earnings contract gain (3)			(28)	(18)		(0.02)
Acquisition-related costs (4)			21	14		0.01
Discrete tax items and other tax-related adjustments (5)				(2)
Core performance measures	$2,635	$32	$492	$403	18.1%	$0.40

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Nine Months Ended September 30, 2018

(Unaudited; amounts in millions, except per share amounts)

	Nine Months Ended September 30, 2018
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported – GAAP	$8,255	$102	$1,157	$774	33.1%	$0.82
Constant-currency adjustment (1)	62	1	110	114		0.12
Translation gain on Japanese yen-denominated debt (2)			(28)	(21)		(0.02)
Translated earnings contract gain (3)			(85)	(50)		(0.05)
Acquisition-related costs (4)			95	74		0.08
Discrete tax items and other tax-related adjustments (5)				103		0.11
Litigation, regulatory and other legal matters (6)			143	111		0.12
Restructuring, impairment and other charges (7)			58	40		0.04
Equity in earnings of affiliated companies (8)		(14)	(14)	(12)		(0.01)
Pension mark-to-market adjustment (10)			1	1
Core performance measures	$8,317	$89	$1,437	$1,134	21.1%	$1.20

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Nine Months Ended September 30, 2017

(Unaudited; amounts in millions, except per share amounts)

	Nine Months Ended September 30, 2017
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$7,479	$148	$1,091	$915	16.1%	$0.89
Constant-currency adjustment (1)	104	2	124	94		0.08
Translation gain on Japanese yen-denominated debt (2)			(14)	(9)		(0.01)
Translated earnings contract loss (3)			198	124		0.12
Acquisition-related costs (4)			60	41		0.04
Discrete tax items and other tax-related adjustments (5)				28		0.03
Litigation, regulatory and other legal matters (6)			(12)	(9)		(0.01)
Restructuring, impairment and other charges (7)			50	35		0.03
Equity in earnings of affiliated companies (8)		(72)	(72)	(46)		(0.04)
Adjustments related to acquisitions (9)			(5)	(3)
Pension mark-to-market adjustment (10)			15	9		0.01
Core performance measures	$7,583	$78	$1,435	$1,179	17.8%	$1.14

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

GROSS MARGIN, SELLING, GENERAL AND ADMINISTRATIVE EXPENSES AND RESEARCH, DEVELOPMENT AND ENGINEERING EXPENSES

Three and Nine Months Ended September 30, 2018 and 2017

(Unaudited; amounts in millions)

	Three Months Ended				Three Months Ended
	September 30, 2018				September 30, 2017
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$1,232	41%	$439	$244	$1,050	40%	$375	$215
Constant-currency adjustment (1)	40				34
Translated earnings contract gain (3)	(1)
Acquisition-related costs (4)	4		(6)	(1)	3
Litigation, regulatory and other legal matters (6)			(12)
Restructuring, impairment and other charges (7)	5		(1)

Core performance measures	$1,280	42%	$420	$243	$1,087	41%	$375	$215

	Nine Months Ended				Nine Months Ended
	September 30, 2018				September 30, 2017
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$3,259	39%	$1,352	$728	$2,988	40%	$1,072	$623
Constant-currency adjustment (1)	104		(1)		121
Translated earnings contract gain (3)	(3)
Acquisition-related costs (4)	5		(21)	(2)	7
Litigation, regulatory and other legal matters (6)			(144)				12
Restructuring, impairment and other charges (7)	48		(9)		32		(8)
Adjustments related to acquisitions (9)							6
Pension mark-to-market adjustment (10)							(15)

Core performance measures	$3,413	41%	$1,177	$726	$3,148	42%	$1,067	$623

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

ADJUSTED CASH FLOWS FROM OPERATING ACTIVITIES

Three and Nine Months Ended September 30, 2018 and 2017

(Unaudited; amounts in millions)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017

Cash flows from operating activities	$943	$645	$1,978	$1,116
Realized gains on translated earnings contracts	26	50	62	199
Translation (gains) losses on cash balances	(13)	70	(51)	268
Receipt of contingent consideration			196
Other				3

Adjusted cash flows from operating activities	$956	$765	$2,185	$1,586

© 2018 Corning Incorporated. All Rights Reserved.

Items which we exclude from GAAP measures to arrive at Core performance measures are as follows:

(1)

Constant-currency adjustments:  Because a significant portion of Display Technologies segment revenues are denominated in Japanese yen, and a significant portion of Display Technologies segment manufacturing costs are denominated in Japanese Yen, Korean Won, New Taiwan Dollar and Chinese yuan, management believes it is important to understand the impact on core earnings of translating these currencies into U.S. Dollars.  Presenting results on a constant-currency basis mitigates their translation impact and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.

Constant-yen:  As of January 1, 2018, we use an internally derived management rate of ¥107, which is closely aligned to our current yen portfolio of foreign currency hedges, and have recast all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  As of January 1, 2018, we use an internally derived management rate of ₩1,175, which is consistent with historical prior period averages of the won, and have recast all periods presented based on this rate.

Constant-yuan:  In January 2018, we began presenting results of the Display Technologies and Specialty Materials segments on a constant-yuan basis to mitigate the translation impact of this currency on these segments.  We use an internally derived management rate of yuan 6.7, which is closely aligned to our current yuan portfolio of foreign currency hedges and consistent with historical prior period averages.

Constant-Taiwan dollar:  In January 2018, we began presenting results of the Display Technologies and Specialty Materials segments on a constant-Taiwan dollar basis to mitigate the translation impact of this currency on these segments.  We use an internally derived management rate of Taiwan dollar 31, which is closely aligned to our current Taiwan dollar portfolio of foreign currency hedges, and approximates the 10-year historical average of the currency.

(2)	Translation (gain) loss on Japanese yen-denominated debt: We have excluded the (gain) loss on the translation of our Yen-denominated debt to U.S. dollars.
(3)

Translated earnings contract (gain) loss:  We have excluded the impact of the realized and unrealized gains and losses of our Japanese yen, South Korean won, Chinese yuan and Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our euro and British pound-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)

Discrete tax items and other tax-related adjustments:  For 2018, this amount primarily relates to the preliminary IRS audit settlement.  For 2017, this amount represents the removal of discrete adjustments (e.g. changes in tax law and changes in judgment about the realizability of certain deferred tax assets) as well as other non-operational tax-related adjustments.

(6)	Litigation, regulatory and other legal matters: Includes amounts that reflect developments in commercial litigation, intellectual property disputes and other legal matters.
(7)

Restructuring, impairment and other charges:  This amount includes restructuring, impairment and other charges, as well as other expenses which are not related to continuing operations and are not classified as restructuring expense.

(8)

Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(9)

Adjustments related to acquisitions:  Includes fair value adjustments to the Corning Precision Materials indemnity asset related to contingent consideration, post-combination expenses and other acquisition and disposal adjustments.

(10)

Pension mark-to-market adjustment:  Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

© 2018 Corning Incorporated. All Rights Reserved.